                                                                    EXHIBIT 99.1


                   HANOVER CAPITAL MORTGAGE HOLDINGS ANNOUNCES
             2003 THIRD-QUARTER RESULTS AND $0.30 PER SHARE DIVIDEND

        EDISON, NEW JERSEY, NOVEMBER 13, 2003 - Hanover Capital Mortgage Holdings, Inc. (AMEX: HCM) reported net earnings for the quarter ended September 30, 2003 of $1,848,000, or $0.30 per share, compared to $1,506,000, or $0.34 per share, for the third quarter 2002. Net earnings for the nine months ended September 30, 2003, were $6,891,000, or $1.37 per share, versus $4,210,000, or
$0.96 per share, for the nine months ended September 30, 2002, a 43% increase in earnings per share. The increase in earnings per share for the nine-month period was primarily due to gains on sales of mortgage assets. The decrease in earnings per share for the three-month period was primarily due to an increase in the average number of shares outstanding. The Board of Directors declared a third quarter dividend of $0.30 per share on November 13, 2003 to be paid on December 11, 2003 to stockholders of record as of November 26, 2003. As of September 30, 2003, stockholders' equity was $79.0 million, or $9.84 per share.

During the quarter ended September 30, 2003, we sold 3,450,000 shares of our common stock for net proceeds to the company of approximately $31.5 million. We intend to use the net proceeds from the offering primarily to purchase subordinated mortgage-backed securities and other mortgage-related assets. The additional capital will enable us to increase our interest income and our operating leverage through the growth of our core REIT portfolio. Since the offering, and through November 12, 2003, we have purchased approximately $35.9 million (principal balance) of subordinated mortgage-backed securities with a cost basis of approximately $18.1 million.

John A. Burchett, Chief Executive Officer, commented, "The investment climate for prime non-investment grade non-Agency MBS has remained favorable since the offering. We continue to maintain our highly selective criteria for investments and are somewhat behind schedule in investing the capital received from the offering. We continue to find opportunities in the market that we believe present attractive risk-adjusted returns. We are pleased to report earnings of $0.30 per share for the third quarter 2003, consistent with the range of guidance we previously provided of $0.25 to $0.35 per share."

As of September 30, 2003, we had $192.2 million in assets, $113.2 million in liabilities and $79.0 million in stockholders' equity. As of that date, our interest earning assets were comprised of approximately $39.0 million of Agency-issued mortgage-backed securities, $26.7 million of subordinated mortgage-backed securities, $64.2 million of CMO collateral and $1.7 million of equity invested in HDMF-I LLC. Our liabilities consisted principally of $51.2 million in reverse repurchase agreements and $57.7 million in non-recourse borrowings secured by collateralized mortgage obligations. As of September 30, 2003, consolidated cash and cash equivalents was $48.7 million.

As of September 30, 2003, we held 86 subordinated bonds from 39 different securities issued by six major financial institutions. These securities, with a principal balance of $57.6 million and a cost basis of $26.0 million, have a weighted average coupon of 5.09% and a weighted average cash-on-cash yield of 11.27%. The aggregate credit risk retained on these securities was $13.6 billion of fixed-rate and $6.3 billion of adjustable-rate mortgage loans for a total of $19.9 billion of single-family mortgage loans as of September 30, 2003. For the third quarter 2003, we purchased approximately $17.5 million (principal balance) of subordinated mortgage-backed securities with a cost basis of approximately $8.2 million. We sold approximately $13.4 million (principal balance) of subordinated mortgage-backed securities and realized approximately $3.2 million of gains from such sales. For the nine months ended September 30, 2003, we

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earned a 14.13% yield, before gains and after loan loss provision, on net average invested subordinated mortgage-backed securities equity of $11.1 million.

As of September 30, 2003, we have purchased since our inception in 1997 approximately $165.6 million (principal balance) of subordinated mortgage-backed securities from third parties at an aggregate purchase price of $82.2 million. Since the inception of these purchases, to September 30, 2003, we have incurred cumulative losses of approximately $137,000.

As previously announced, effective July 1, 2002, HCM acquired 100% of the outstanding securities of HanoverTrade, Inc. and Hanover Capital Partners Ltd. Prior to that time HCM owned only 97% of these subsidiaries. Financial information presented for periods after June 30, 2002 includes results for the core REIT, HanoverTrade, Inc. and Hanover Capital Partners Ltd. on a consolidated basis. Financial information presented for periods ended prior to July 1, 2002 reflects HCM's previous partial ownership of HanoverTrade, Inc. and Hanover Capital Partners Ltd. For the nine months ended September 30, 2003, Hanover Capital Partners Ltd. generated total revenues of $7.1 million and net income of $202,000, as compared to $5.1 million and $287,000 for the same period in 2002. HanoverTrade, Inc. generated total revenues of $4.9 million and a net loss of $918,000 for the nine months ended September 30, 2003 as compared to total revenues of $6.3 million and net income of $369,000 for the same period in 2002. The net loss of $918,000 for the nine months ended September 30, 2003 was primarily due to a decrease in loan brokering, trading and advisory services revenue and the write-off of a $300,000 note receivable made in November 2002.

HCM will host its quarterly investor conference call on Thursday, November 13, 2003 at 11:00 AM EST. The call will be broadcast on the Internet at www.vcall.com. To listen to the call, please go to the Web site at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those not available to listen to the live broadcast, a replay will be available shortly after the call at the vcall Web site.

Hanover Capital Mortgage Holdings, Inc. is a mortgage REIT with offices throughout the country staffed by seasoned mortgage capital markets professionals. HCM invests in mortgage-backed securities and mortgage loans and engages in fee income-generating activities through its subsidiaries, HanoverTrade, Inc. and Hanover Capital Partners Ltd. HanoverTrade operates an Internet exchange for trading mortgage loans, mortgage servicing rights and related assets, and provides state-of-the-art technologies supported by experienced valuation, operations and trading professionals. HanoverTrade also provides a full range of asset valuation, analysis and marketing services for mortgage-related assets. Hanover Capital Partners provides consulting and advisory services, focusing on loan sale advisory, loan file due diligence reviews, staffing solutions and mortgage assignment and collateral rectification services. For further information, visit HCM's Web site at www.hanovercapitalholdings.com.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding our ability to pay future dividends, successfully invest capital, achieve greater returns on investments, provide continued growth for our stockholders, and our fourth quarter 2003 results. Such forward-looking statements involve known and unknown risks, uncertainties or other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. Those risks and uncertainties can include: regulatory limitations on the types of investments in which we can participate, our ability to find suitable investments, fluctuation of interest rates, accelerated prepayment of principal, adverse general economic trends, the ability of HanoverTrade and Hanover Capital Partners to secure additional contracts and generate revenues, and our ability to retain key employees, among others. For more complete information concerning factors which could affect our results, please refer to our registration statements, reports and other documents filed with the Securities and Exchange Commission. Investors are cautioned that current results are not necessarily indicative of future results, and actual results may differ from projected amounts.

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                                      -3-

            HANOVER CAPITAL MORTGAGE HOLDINGS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                         (in thousands, except as noted)


                                                                                                   SEPTEMBER 30,        DECEMBER 31,
                                                                                                       2003                2002
                                                                                                  --------------        ------------
                                                                                                   (unaudited)
ASSETS
Mortgage loans:
    Held for sale                                                                                   $     459             $     413
    Collateral for CMOs                                                                                64,196               102,751
Mortgage securities pledged as collateral for reverse
  repurchase agreements:
    Available for sale                                                                                 20,445                 4,082
    Held to maturity                                                                                     --                     559
    Trading                                                                                            38,990                 2,669
Mortgage securities pledged as collateral for CMOs                                                       --                   9,805
Mortgage securities, not pledged:
    Available for sale                                                                                  6,303                 6,186
    Trading                                                                                              --                     602
Cash and cash equivalents                                                                              48,707                10,605
Accounts receivable                                                                                     1,813                 1,706
Accrued interest receivable                                                                               936                   960
Equity investment in HDMF-I LLC                                                                         1,686                 4,638
Notes receivable from related parties                                                                   1,167                 2,563
Other assets                                                                                            7,462                 8,332
                                                                                                    ---------             ---------
TOTAL ASSETS                                                                                        $ 192,164             $ 155,871
                                                                                                    =========             =========

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Reverse repurchase agreements                                                                       $  51,195             $   6,283
CMO borrowing                                                                                          57,704               102,589
Dividends payable                                                                                        --                   1,119
Accounts payable, accrued expenses and other liabilities                                                4,288                 2,816
                                                                                                    ---------             ---------
     TOTAL LIABILITIES                                                                                113,187               112,807
                                                                                                    ---------             ---------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock: $0.01 par value, 10 million shares authorized,
    -0- shares issued and outstanding
Common stock: $0.01 par value, 90 million shares authorized,
    8,025,348 and 4,474,222 shares issued and outstanding at
    September 30, 2003 and December 31, 2002, respectively                                                 80                    45
Additional paid-in capital                                                                             99,075                67,990
Retained earnings (deficit)                                                                           (21,833)              (25,322)
Accumulated other comprehensive income                                                                  1,655                   351
                                                                                                    ---------             ---------
         TOTAL STOCKHOLDERS' EQUITY                                                                    78,977                43,064
                                                                                                    ---------             ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                                          $ 192,164             $ 155,871
                                                                                                    =========             =========


BOOK VALUE PER SHARE                                                                                $    9.84             $    9.62
                                                                                                    =========             =========

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            HANOVER CAPITAL MORTGAGE HOLDINGS, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)
                                   (unaudited)


                                                               THREE MONTHS ENDED SEPTEMBER 30,     NINE MONTHS ENDED SEPTEMBER 30,
                                                               --------------------------------     -------------------------------
                                                                    2003            2002                 2003            2002
                                                                  --------        --------             --------        --------
REVENUES:
     Interest income                                              $  2,710        $  3,311             $  7,537        $ 10,617
     Interest expense                                                  969           1,772                3,242           6,045
                                                                  --------        --------             --------        --------
         Net interest income                                         1,741           1,539                4,295           4,572
     Loan loss provision                                               586             107                1,266             228
                                                                  --------        --------             --------        --------
         Net interest income after loan loss provision               1,155           1,432                3,029           4,344

     Gain on sale of mortgage assets                                 3,028             480                8,805           1,385
     Gain (loss) on mark to market of mortgage assets                 (536)          1,237                 (528)          1,812
     Due diligence fees                                              1,818           1,306                4,570           1,306
     Assignment fees                                                   711             710                1,925             710
     Technology                                                        237              30                2,049              30
     Loan brokering, trading and advisory services                   1,035           1,618                2,379           1,618
     Other income (loss)                                                42            (747)                 147          (1,172)
                                                                  --------        --------             --------        --------
         Total revenues                                              7,490           6,066               22,376          10,033
                                                                  --------        --------             --------        --------

EXPENSES:
     Personnel                                                       2,317           2,434                6,882           3,290
     Subcontractor                                                   1,109             803                2,982             803
     Legal and professional                                            374             337                1,149             766
     General and administrative                                        675             348                1,509             793
     Depreciation and amortization                                     438             311                1,216             311
     Other                                                             192             228                  542             435
     Travel and entertainment                                          265              99                  572             124
     Occupancy                                                         110             138                  346             186
                                                                  --------        --------             --------        --------
         Total expenses                                              5,480           4,698               15,198           6,708
                                                                  --------        --------             --------        --------

         Operating income                                            2,010           1,368                7,178           3,325

Equity in income (loss) of unconsolidated subsidiaries:
     Hanover Capital Partners Ltd.                                    --              --                   --               112
     HanoverTrade, Inc.                                               --              --                   --               655
     HDMF-I LLC                                                       --               130                  (41)            129
     Hanover Capital Partners 2, Inc.                                 --              --                   --               (19)
                                                                  --------        --------             --------        --------
Income before income tax provision (benefit)                         2,010           1,498                7,137           4,202
Income tax provision (benefit)                                         162              (8)                 246              (8)
                                                                  --------        --------             --------        --------

NET INCOME                                                        $  1,848        $  1,506             $  6,891        $  4,210
                                                                  ========        ========             ========        ========

BASIC EARNINGS PER SHARE                                          $   0.30        $   0.34             $   1.37        $   0.96
                                                                  ========        ========             ========        ========

DILUTED EARNINGS PER SHARE                                        $   0.29        $   0.33             $   1.33        $   0.95
                                                                  ========        ========             ========        ========




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